EXHIBIT 21.1
                            INDIANA GAS COMPANY, INC.

                                  Subsidiaries

Wholly Owned Subsidiaries:

None.

Less than Wholly Owned Subsidiaries:

                     State of Incorporation/
Name of Entity (a)         Jurisdiction            Doing Business As
-------------------  ---------------------------   ---------------------------
The Ohio operations           Ohio                 Ohio operations and Vectren
                                                   Energy Delivery of Ohio

(a) Significant subsidiary as calculated under Rule 1-02(w) of Regulation S-X.